Exhibit 107

CALCULATION OF REGISTRATION FEE

Form S-8

(Form Type)

4D PHARMA PLC

(Exact name of registrant as specified in its charter)

Table 1 - Newly Registered Securities
Security Type	Title of Securities to be Registered	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, nominal value £0.0025 per ordinary share, reserved for issuance under the 2021 Long Term Incentive Plan(1)	457(c) and 457(h)	25,000,000	$0.66	$16,500,000.00	$92.70 per $1,000,000	$1,529.55
Total Offering Amounts					$16,500,000.00		$1,529.55
Total Fee Offsets							–
Net Fee Due							$1,529.55

(1)	These ordinary shares, nominal value £0.0025 per share (“Ordinary Shares”) may be represented by the American Depositary Shares (“ADSs”) of 4D pharma plc (the “Registrant”), each of which represents eight Ordinary Shares. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-253268).

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any additional ordinary shares of the Registrant that become issuable under the Registrant’s 2021 Long Term Incentive Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding ordinary shares.

(3)	Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee, and is based upon the average of the high and low prices of the Ordinary Shares of ₤0.495 per share, as reported on AIM, a market of the London Stock Exchange, on March 29, 2022, which is equivalent to a price of $0.66 per share based on the noon buying rate of the Federal Reserve Bank of New York on March 25, 2022.